                                   November 6, 1998



Mr. Richard W. Mora
2500 Wavecrest Drive
Corona del Mar, CA  92625

Dear Mr. Mora:

     This letter confirms the following severance agreement with you in connection with termination of your employment with Coastcast Corporation ("Coastcast"):

     1. RESIGNATION. It is acknowledged that you have submitted your resignation as an officer, director and employee of Coastcast effective November 6, 1998 (the "Termination Date").

     2.   SEVERANCE PAYMENTS AND BONUS.

          (a) SEVERANCE PAYMENTS. Coastcast will make severance payments to you in the total gross sum of $425,000, including a payment of $212,500 on January 6, 1999 and a payment of $212,500 on January 5, 2000. The severance payments will be paid in accordance with Coastcast's usual payroll practices.

          (b) BONUS ELIGIBILITY. In the event that the Coastcast Board of Directors authorizes payment of bonus compensation to any officers with respect to their services for the 1998 fiscal year, the Board in its sole discretion may award you a bonus, but shall be under no obligation to do so. The determination of whether to make a bonus award to you and the amount thereof, if any, shall be within the sole discretion of the Board of Directors.

     3. RETIREMENT BENEFITS. In lieu of and in full satisfaction of any and all obligations of Coastcast and any and all rights you may otherwise have under or in respect of the Coastcast Supplemental Executive Retirement Plan (the "SERP"), all of which are released by you pursuant to Paragraph 10 below, Coastcast will provide retirement benefits to you in accordance with the following:

Mr. Richard W. Mora
November 6, 1998
Page 2

          (a) SINGLE LIFE ANNUITY. On the date that you attain the age of 65 and on the same day of each succeeding month thereafter during the remainder of your life, Coastcast will pay to you the gross sum of $6,667 (the "Single Life Annuity"). Payments under the Single Life Annuity will cease upon your death.

          (b) EARLY RETIREMENT ANNUITY. You may elect to have the monthly payments provided for in subparagraph (a) immediately preceding commence prior to the date that you attain the age of 65 by giving Coastcast at least 13 months written notice of such election prior to the date on which you elect to have such monthly payments commence, in which case Coastcast will pay to you a reduced monthly sum which is the actuarial equivalent of the Single Life Annuity payments provided for in subparagraph (a) immediately preceding (the "Early Retirement Annuity").

          (c) JOINT AND SURVIVOR ANNUITY. You may elect to have the monthly Single Life Annuity payments, including the Early Retirement Annuity payments, paid for as long as the survivor of you and your wife shall live by giving Coastcast at least 13 months written notice of such election prior to the date on which such monthly payments are to commence, in which case Coastcast will pay to you and the survivor of you and your wife following the death of the first of you to die a reduced monthly sum which is the actuarial equivalent of the Single Life Annuity payments (or, if applicable, the Early Retirement Annuity payments) (the "Joint and Survivor Annuity").

          (d) ACTUARIAL ADJUSTMENTS. The Early Retirement Annuity and the Joint and Survivor Annuity will be based on the Single Life Annuity and actuarially adjusted to be the equivalent actuarial value of the Single Life Annuity based on the following actuarial assumptions: (i) a discount rate of 7.5%; and (ii) mortality factors based on eighty percent (80%) of the 1983 Group Annuity Mortality (83GAM) tables for males.

     4. WITHHOLDING AND PAYMENTS. There will, of course, be deductions and withholdings from the gross amount of all payments made to you hereunder for applicable federal, state and local income and employment taxes, FICA, etc. Unless you make other arrangements with Coastcast, checks will be mailed to your home or deposited in your bank if you so designate.

     5. HEALTHCARE BENEFITS. You may elect to continue health benefit coverage under Coastcast's group health plan for you, your spouse and/or eligible dependents to the extent available under the terms of the plan pursuant to the healthcare coverage continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), at the

Mr. Richard W. Mora
November 6, 1998
Page 3

same coverage level provided immediately prior to the Termination Date. Coastcast will pay the cost of COBRA continuation coverage for you, your wife and daughter, Stacey, for the first 60 days following the Termination Date. Thereafter, you will be responsible for the applicable premium cost of any COBRA continuation coverage available to you, your wife and dependents for the remainder of the COBRA continuation coverage period, provided that Coastcast will pay the applicable premium cost of any COBRA continuation coverage available to your daughter, Stacey, for a total period of up to 12 months following your Termination Date.

     6. OUTPLACEMENT COSTS. Coastcast will reimburse you up to $35,000 for the cost of outplacement services, office and communication expenses and other costs incurred by you in obtaining employment, which amount shall be reimbursed monthly within five (5) business days after receipt of an itemization of all incurred expenses covered by this Paragraph 6. Reimbursement for outplacement services will commence not earlier than the eighth day after the date hereof and continue on the first business day of each month thereafter until the earlier of such time as you obtain employment or receive the maximum reimbursement specified herein.

     7. SATISFACTION OF OBLIGATIONS. The payments and benefits provided for you above shall be in lieu of and in full satisfaction of any and all obligations of Coastcast and any and all other rights you may otherwise have to compensation and benefits from Coastcast, including, without limitation, any and all rights to compensation or benefits under or with respect to the SERP, the bonus plan, the stock option plan, vacation, sick leave, and the like.

     8. RETURN OF PROPERTY. Forthwith following execution and delivery of this agreement, you will return and/or account for all Coastcast property in your possession, including, without limitation, keys, credit cards, if any, manuals, supplies, equipment, etc. The automobile which has been provided for your use by Coastcast may be retained and used by you until December 1, 1998, at which time it must be returned to Coastcast. You will be solely responsible for any damage or necessary repairs to the vehicle between the time of execution of this agreement and the return of the automobile to Coastcast.

     9. EXPENSE REPORTS. You will submit to Coastcast, within a reasonable period of time, all outstanding business expenses for reconciliation and reimbursement. Coastcast will pay only for business expenses incurred prior to the Termination Date and only according to its established expense reimbursement policy.

     10. RELEASE OF COASTCAST. Except as provided below in this Paragraph 10, you hereby forever release and discharge Coastcast, all of its respective subsidiaries, and all of their successors, affiliates, assigns, employees, former employees, attorneys, agents, officers,

Mr. Richard W. Mora
November 6, 1998
Page 4

directors, and shareholders from any and all causes of actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of every kind and character, known or unknown, suspected, or unsuspected, absolute or contingent, prior to the date of execution of this agreement including but not limited to claims arising out of or in any manner relating to (i) your employment with Coastcast and/or termination of such employment;
(ii) any restrictions on the right of Coastcast or any of the released parties to terminate employees; (iii) any common law claims or actions; (iv) any statements made by any of the released parties; or (v) any federal, state, or governmental statute, regulation, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, and claims with any division of the California Department of Industrial Relations or Department of Fair Employment and Housing. You hereby waive any and all rights you may have under California Civil Code Section 1542 (or any analogous state law or federal law or regulation) which provides:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     The foregoing release does not apply to any of the obligations of Coastcast under this agreement, your employee stock option agreement(s), the Coastcast retirement savings plan (which is not the SERP), any rights which you may have under directors and officers liability insurance policies maintained by Coastcast, or the indemnification agreement between you and Coastcast which was executed in 1995 (the "Indemnification Agreement").

     11. RELEASE OF YOU. Except as provided below in this Paragraph 11, Coastcast hereby forever releases and discharges you and your heirs, successors and assigns from any and all causes of actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of every kind and character, known or unknown, suspected, or unsuspected, absolute or contingent, prior to the date of execution of this agreement including but not limited to claims arising out of or in any manner relating to (i) your employment with Coastcast; or (ii) your position as a director of Coastcast (collectively, "Coastcast Claims"). Coastcast hereby waives any and all rights it may have under California Civil Code Section 1542 (or any analogous state law or federal law or regulation) which provides as set forth in Paragraph 10 above.

Mr. Richard W. Mora
November 6, 1998
Page 5

     The foregoing release does not apply to any of your obligations under this agreement or the Indemnification Agreement or any Coastcast Claims arising out of or resulting from misappropriation of funds or property, fraud, gross negligence or willful misconduct by you.

     12. ENTIRE AGREEMENT. It is understood and agreed that this agreement is fully integrated, represents the entire understanding of the parties, and there are no other agreements, representations, promises, or negotiations which have not been expressly set forth herein, any outstanding stock option agreements, and any other employee benefit plans sponsored by Coastcast in which you are participating as of the Termination Date. Nothing contained herein shall constitute or imply any admission of liability or wrongdoing by any party. This agreement can be amended, modified, or terminated only by an instrument in writing executed by you and the chief executive officer of Coastcast.

     13. COOPERATION. You further agree and understand that you are prohibited for a period of two years from employing or attempting to employ any of Coastcast's employees. You further agree that you will not in any way disparage Coastcast or any of its employees or directors, or engage in any conduct adverse to Coastcast's interests, including but not limited to the disclosure to competitors or diversion or attempted diversion by solicitation or any other means of any of Coastcast's business opportunities existing, identified or for which discussions were initiated prior to the Termination Date, confidential information, technology or proprietary rights. You shall also cooperate with Coastcast in its defense of the pending counterclaim against Coastcast by Jonathan Vannini in the suit pending in the federal court in Los Angeles, California and in any litigation or administrative proceedings involving any matters with which you were involved during your employment with Coastcast, provided that Coastcast reimburses you for out-of-pocket expenses incurred by you at Coastcast's request, which expenses must be authorized and approved in advance by Coastcast. Should you violate this or any other provision of this agreement, you understand and agree that you will forfeit any and all remaining payments under this agreement. Coastcast will also not disparage you. Provisions of this Paragraph 13 precluding you from disparaging Coastcast and Coastcast from disparaging you shall not limit in any manner claims or allegations by you or Coastcast in connection with litigation or threatened litigation.

     14.  DISPUTE RESOLUTION.  It is understood and agreed that:

          (a) ARBITRATION. In the event of any dispute, controversy, or claim concerning this agreement, its validity, interpretation, enforcement, or breach, the prevailing party, in addition to all other legal or equitable remedies possessed, shall recover his or its

Mr. Richard W. Mora
November 6, 1998
Page 6

reasonable attorneys fees and costs in connection with any such dispute, controversy, or claim. Any such dispute, controversy, or claim shall be resolved by arbitration in the County of Los Angeles, State of California, in accordance with the then-existing commercial arbitration rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrator(s) may be entered by any state or federal court having jurisdiction thereof. The arbitrator shall have the authority only to enforce the legal and contractual rights of the parties and shall not add to, modify, disregard or refuse to enforce any contractual provision. The arbitrator shall have no right, power or jurisdiction to award a party any punitive or exemplary damages of any kind. The parties acknowledge and agree that by entering into this Agreement they are agreeing to this arbitration provision and are waiving all rights to a trial by jury. The provisions of California Code of Civil Procedure Sections 1281, et seq. govern this arbitration provision. The parties intend that this agreement to arbitrate shall be valid, enforceable, and irrevocable.

          (b) INJUNCTIVE RELIEF. This Paragraph 14 shall only operate to require arbitration of claims for money damages. Should a party wish to seek injunctive or other non-monetary relief, those claims shall be brought in a court of competent jurisdiction.

     15. REVOCATION OF AGREEMENT. It is understood, acknowledged, and agreed that:

          (a) AGE DISCRIMINATION. IN CONSIDERATION OF THE ADDITIONAL SEPARATION PAYMENTS PROVIDED HEREUNDER, WHICH PAYMENTS AND BENEFITS ARE BEYOND THOSE PROVIDED BY COASTCAST POLICY OR BY LAW, YOU ARE KNOWINGLY AND VOLUNTARILY WAIVING VARIOUS RIGHTS AND CLAIMS, INCLUDING ANY POSSIBLE CLAIMS FOR AGE DISCRIMINATION UNDER THE FEDERAL LAW KNOWN AS THE AGE DISCRIMINATION AND EMPLOYMENT ACT OF 1967, AS AMENDED. YOU UNDERSTAND THAT THIS WAIVER DOES NOT EXTEND TO RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE THIS AGREEMENT IS EXECUTED.

          (b) CONSULTATION WITH ATTORNEY. YOU HAVE BEEN GIVEN AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT. YOU HAVE BEEN GIVEN A PERIOD OF AT LEAST 21 DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT AND HAVE WAIVED THIS RIGHT AFTER CONSULTING WITH AN ATTORNEY.

          (c) REVOCATION OF AGREEMENT. YOU UNDERSTAND THAT YOU MAY REVOKE THIS AGREEMENT WITHIN SEVEN (7) DAYS FOLLOWING ITS EXECUTION, AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED. YOU MAY REVOKE THIS AGREEMENT ONLY BY GIVING WRITTEN NOTICE TO COASTCAST WITHIN THE SEVEN (7) DAY PERIOD. IF YOU REVOKE THIS AGREEMENT, THIS AGREEMENT BECOMES NULL AND VOID.

Mr. Richard W. Mora
November 6, 1998
Page 7

          (d) APPROVAL BY COASTCAST BOARD OF DIRECTORS. YOU UNDERSTAND THAT THE EFFECTIVENESS OF THIS AGREEMENT IS SUBJECT TO THE APPROVAL OF THE BOARD OF DIRECTORS OF COASTCAST WITHIN THE SEVEN (7) DAY REVOCATION PERIOD DESCRIBED IN SUBPARAGRAPH 15(c), ABOVE. IN THE EVENT THIS AGREEMENT IS NOT APPROVED BY THE BOARD OF DIRECTORS, COASTCAST MAY REVOKE THIS AGREEMENT WITHIN SEVEN (7) DAYS FOLLOWING ITS EXECUTION, AND THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED. COASTCAST MAY REVOKE THIS AGREEMENT ONLY BY GIVING WRITTEN NOTICE TO YOU WITHIN THE SEVEN (7) DAY PERIOD. IF COASTCAST REVOKES THIS AGREEMENT, THIS AGREEMENT BECOMES NULL AND VOID.

     16.  ENFORCEMENT OF AGREEMENT.     Should any portion, word, clause,
phrase, sentence or paragraph of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the Agreement, the validity of which shall remain unaffected.

     Please confirm your agreement to the foregoing by dating and signing this Agreement where indicated below and returning a signed copy to Coastcast.

                                        Sincerely,

                                        COASTCAST CORPORATION



                                        By: /s/ Hans H. Buehler
                                           -----------------------------------
                                           Hans H. Buehler
                                           Chairman and Chief Executive Officer

Agreed this 6th day of November 1998.

/s/ Richard W. Mora
-------------------------------------
Richard Mora